================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             PLANAR SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                              [LOGO OF PLANAR(R)]

                            1400 N.W. COMPTON DRIVE
                              BEAVERTON, OR 97006
                                (503) 690-1100

                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 13, 1997

                                 ------------

To the Shareholders of
Planar Systems, Inc.:

  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Planar Systems, Inc. (the "Company") will be held on Thursday, February 13, 1997, at 3:00 p.m., local time, at the Courtyard by Marriott-Hillsboro, 3050 NW Stucki Place, Hillsboro, Oregon for the following purposes:

  1. ELECTION OF DIRECTORS. To elect two directors, each for a three-year term;

  2. APPROVAL OF THE 1996 INCENTIVE STOCK PLAN. To approve the Planar Systems, Inc. 1996 Stock Incentive Plan.

  3. RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending September 26, 1997; and

  4. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors of the Company has fixed the close of business on December 9, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board,

                                          /s/ James M. Hurd

                                          James M. Hurd
                                          President and Chief Executive
                                           Officer
Beaverton, Oregon
January 6, 1997

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             PLANAR SYSTEMS, INC.
                            1400 N.W. COMPTON DRIVE
                              BEAVERTON, OR 97006
                                (503) 690-1100
                                   --------
                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 13, 1997
                                   --------

                                 INTRODUCTION

GENERAL

  This Proxy Statement is being furnished to the shareholders of Planar Systems, Inc., an Oregon corporation ("Planar" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of Planar common stock, no par value (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held at 3:00 p.m. on February 13, 1997, and at any adjournments or postponements thereof, (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors, approve the Company's 1996 Stock Incentive Plan, ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending September 26, 1997, and transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of Planar on or about January 6, 1997.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  The Board of Directors has fixed the close of business on December 9, 1996 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 5,460 beneficial holders of the 10,943,260 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

  If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE 1996 STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 26, 1997. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Planar Systems, Inc., 1400 N.W. Compton Drive, Beaverton, Oregon 97006, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS

  At the Annual Meeting, two directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if either of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

  Under the Company's articles of incorporation and bylaws, the directors are divided into three classes composed of two directors each in three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

  INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS. The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at December 9, 1996, principal occupation or employment during at least the past five years, the periods during which he has served as a director of Planar and positions currently held with Planar.

                                  DIRECTOR EXPIRATION       POSITIONS HELD
                              AGE  SINCE    OF TERM          WITH PLANAR
                              --- -------- ----------       --------------
NOMINEES:
 Heikki T. Horstia...........  46   1991      2000    Director
 James M. Hurd...............  48   1983      2000    President, Chief Executive
                                                      Officer and Director
CONTINUING DIRECTORS:
 Curtis M. Stevens...........  44   1995      1998    Executive Vice President,
                                                      Treasurer and Assistant
                                                      Secretary
 William D. Walker...........  66   1983      1998    Chairman of the Board
 Gregory H. Turnbull.........  58   1986      1999    Director
 Steven E. Wynne.............  44   1996      1999    Director

  HEIKKI T. HORSTIA. Mr. Horstia has served as a Director of the Company since January 1991. Mr. Horstia is Senior Vice President, Finance of Metra Corporation, a diversified manufacturing company. Mr. Horstia served as Vice President, Finance for Metra from 1979 to 1991. Mr. Horstia received a B.Sc. degree from the Helsinki School of Economics and Business Administration.

  JAMES M. HURD. Mr. Hurd, co-founder of the Company, has served as President and a Director of the Company since inception and has served as Chief Executive Officer since December 1988. Prior to co-founding Planar, Mr. Hurd held a wide variety of positions at Tektronix as a scientist and manager. Mr. Hurd received an undergraduate degree in physics from Lewis & Clark College.

  CURTIS M. STEVENS. Mr. Stevens has served as a Director of the Company since February 1995 and as Executive Vice President, Treasurer and Assistant Secretary of the Company since December 1992. Mr. Stevens joined the Company in 1983 and served as the senior finance and administrative officer until April 1996. Since January 1996, Mr. Stevens has served as the general manager of the Components Group of Planar Systems. From 1976 to 1983, Mr. Stevens served in various capacities at Deloitte, Haskins & Sells (now Deloitte & Touche) in tax, audit and management consulting. Mr. Stevens is a Certified Public Accountant. Mr. Stevens received a BA in economics from the University of California, Los Angeles ("UCLA") and an MBA in finance from the Graduate School of Management at UCLA.

  WILLIAM D. WALKER. Mr. Walker has served as a Director of the Company since inception and has served as Chairman of the Board since December 1988. Mr. Walker served as President and Chief Operating Officer of Tektronix, Inc. from April 1990 until November 1990. Mr. Walker was Chairman of the Board and Chief

Executive Officer of Electro Scientific Industries, Inc. from 1984 to 1987. Mr. Walker was Executive Vice President of Tektronix from 1979 to 1984. Mr. Walker also serves as Vice-Chairman of the Board of Directors of Tektronix. Mr. Walker received an electrical engineering degree from the University of Missouri.

  GREGORY H. TURNBULL. Mr. Turnbull has served as a Director of the Company since 1986. He currently is self-employed as a consultant to certain small businesses and is a Special Limited Partner of Cable & Howse Ventures, a venture capital firm. Mr. Turnbull served as a managing director of Kemper Securities from June 1992 to April 1993. Mr. Turnbull was a partner of Cable & Howse Ventures from 1983 to 1991 and served as an investment banker with Morgan Stanley & Co. and White, Weld & Co. prior to 1983. Mr. Turnbull also serves on the Board of Directors of Advanced Polymer Systems, Inc. Mr. Turnbull received a BS in chemical engineering from Oregon State University and an MBA from Stanford University.

  STEVEN E. WYNNE. Mr. Wynne has served as a Director of the Company since 1996. He has served as President and Chief Executive Officer of addias America since 1995. Prior to that time, he was a partner in the law firm of Ater Wynne Hewitt Dodson & Skerritt. Mr. Wynne received an undergraduate degree from Willamette University and a J.D. from Willamette University.

  BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on December 10, 1996. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 3.16 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

  The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended September 27, 1996, conducted two meetings. The members of the Audit Committee currently are Messrs. Horstia and Wynne. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary, and such other matters referred to the Committee. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and establishes executive compensation levels and also administers the Company's stock option plans. During the fiscal year ended September 27, 1996, the Compensation Committee held six meetings. The members of the Compensation Committee currently are Messrs. Turnbull and Walker.

  During fiscal year 1996 the Company's Board of Directors held 4 meetings. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

  See "Management -- Executive Compensation" for certain information regarding compensation of directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                  MANAGEMENT

EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the executive officers of the Company.

                 NAME                 AGE               POSITION
                 ----                 ---               --------
 James M. Hurd.......................  48 President, Chief Executive Officer
                                           and Director
 Curtis M. Stevens...................  44 Executive Vice President, Treasurer,
                                           Assistant Secretary and Director
 Christopher N. King.................  51 Executive Vice President, Chief
                                           Technical Officer and Secretary
 E. L. Herman........................  52 Vice President
 Jack Raiton.........................  52 Vice President, Chief Financial
                                           Officer
 Graham Rothon.......................  45 Vice President

  Information concerning the principal occupation of Messrs. Hurd and Stevens is set forth under "Election of Directors." Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

  CHRISTOPHER N. KING. Dr. King, co-founder of the Company, has served as Executive Vice President and Secretary of the Company since 1983 and Chief Technical Officer since 1990. Dr. King served as Director of the Company from 1983 to 1990. Prior to co-founding Planar, Dr. King started the electroluminescent development program at Tektronix in 1976. Dr. King received a BS in physics from the University of California, Davis and a Ph.D. in applied physics from Stanford University.

  E. L. HERMAN. Mr. Herman has served as Vice President of the Company and General Manager of Planar Advance, Inc., a wholly-owned subsidiary of the Company, since August 1994, when Planar Advance acquired the avionics display business of Tektronix, Inc. Prior to joining the Company, Mr. Herman served as General Manager of the avionics display business of Tektronix, Inc. since 1992, and served as President of Tektronix Federal Systems, Inc. since 1987. Mr. Herman received a B.A. in Mathematics from Kent State University and an M.B.A. from the University of Oregon.

  JACK RAITON. Mr. Raiton has served as Vice President and Chief Financial Officer of the Company since April 1996. Mr. Raiton served as Chief Financial Officer of Smith's Home Furnishing from January 1995 to November 1995. Prior to this, Mr. Raiton served in various positions with Tektronix in the finance area leaving as Corporate Controller. Mr. Raiton received a B.S. in Mathematics from Oregon State University and an M.B.A. from the University of Washington.

  GRAHAM ROTHON. Mr. Rothon has served as Vice President and General Manager of Planar International since August 1993. Mr. Rothon joined Planar International as Director of Marketing and Sales in August 1992. Mr. Rothon served as President of Micronas, a manufacturer of semiconductors in Helsinki, Finland, from July 1990 to July 1992. From January 1988 to June 1990, Mr. Rothon served as European sales manager for BT&D Technologies, a manufacturer of fiber-optic laser equipment. Mr. Rothon received an electronic engineering degree from West London Polytechnic in England.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company (the "named executive officers") for the fiscal years ended September 27, 1996, September 29, 1995 and September 30, 1994.

                                                  SECURITIES
                                                  UNDERLYING
NAME AND PRINCIPAL                               STOCK OPTIONS    ALL OTHER
POSITION                   YEAR  SALARY   BONUS     GRANTED    COMPENSATION (1)
------------------         ----  ------   -----  ------------- ----------------
James M. Hurd............. 1996 $208,471 $15,349    110,000         $4,143
 President, Chief
  Executive                1995  205,742  59,976     10,000          4,710
 Officer and Director      1994  190,760  82,488     10,000          4,559
Curtis M. Stevens......... 1996  134,050  16,205     76,000          4,750
 Executive Vice President, 1995  127,869  47,124      7,000          4,576
 Treasurer, Assistant      1994  113,362  64,812      7,500          5,606
 Secretary and Director
Christopher N. King....... 1996  121,069   4,186     27,000          3,738
 Executive Vice President, 1995  120,150  21,420      5,000          3,634
 Chief Technical Officer   1994  106,701  29,460      7,500          5,576
 and Secretary
E.L. Herman............... 1996  128,846     --      56,000          5,046
 Vice President            1995  130,943  39,048      1,000          4,750

--------
(1) The amounts set forth under All Other Compensation represent matching amounts contributed on behalf of the named executive officers to the Company sponsored 401(k) employee savings plan covering all the Company's employees.

STOCK OPTIONS

  The following table sets forth information concerning options granted to the named executive officers during the fiscal year ended September 27, 1996 under the Company's 1993 Stock Incentive Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                        POTENTIAL
                                                                    REALIZABLE VALUE
                                     PERCENT OF                     AT ASSUMED ANNUAL
                                       TOTAL                         RATES OF STOCK
                         NUMBER OF    OPTIONS                             PRICE
                         SECURITIES  GRANTED TO EXERCISE            APPRECIATION FOR
                         UNDERLYING  EMPLOYEES   PRICE               OPTION TERM(3)
                          OPTIONS    IN FISCAL    PER    EXPIRATION -----------------
NAME                     GRANTED(1)     1996    SHARE(2)    DATE      5%       10%
----                     ----------  ---------- -------- ---------- ------- ---------
James M. Hurd...........   10,000(4)      1%    $14.125    1/1/05   $80,054 $ 189,932
                           20,000(5)      2%     19.125    1/1/06   224,263   583,669
                           20,000(6)      2%     14.125    1/1/06   182,238   446,101
                           60,000         8%      9.875   9/26/06   470,353 1,099,916
Curtis M. Stevens.......    5,000(4)      1%     14.125    1/1/05    40,027    94,996
                           15,000(5)      2%     19.125    1/1/06   168,197   437,752
                           15,000(6)      2%     14.125    1/1/06   136,679   334,575
                            1,000         *      14.125    1/1/06     9,494    23,484
                           40,000         5%      9.875   9/26/06   313,569   733,278
Christopher N. King.....    5,000(4)      1%     14.125    1/1/05    40,027    97,966
                            5,000(5)      1%     19.125    1/1/06    56,066   145,917
                            5,000(6)      1%     14.125    1/1/06    45,560   111,525
                           12,000         1%      9.875   9/26/06    94,071   219,983
E.L. Herman.............    1,000         1%     14.125    1/1/05     8,005    18,993
                           15,000(5)      2%     19.125    1/1/06   168,197   437,752
                           15,000(6)      2%     14.125    1/1/06   136,679   334,575
                           25,000         2%     14.125   9/26/06   195,980   458,299

--------
  * Less than one percent.
(1) Options granted in fiscal 1996 become exercisable starting 12 months after the grant date, with one quarter of the options exercisable at that time and with an additional 6.25% of such options becoming exercisable each quarter thereafter.
(2) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market System on the last trading day prior to the date of the grant.
(3) The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future Common Stock price. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.
(4) Options granted in fiscal year 1996 in replacement of options granted in fiscal year 1995 as part of stock option repricing in May 1996. See "Ten Year Option Repricings."
(5) Options granted in fiscal year 1996 that were subsequently canceled as part of stock option repricing in May 1996. See "Ten Year Option Repricings."
(6) Options granted in fiscal year 1996 as part of stock option repricing in May 1996. See "Ten Year Option Repricings."

OPTION EXERCISES AND HOLDINGS

  The following table provides information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of September 27, 1996.

                                                NUMBER  OF SECURITIES     VALUE OF UNEXERCISED
                          SHARES               UNDERLYING UNEXERCISED         IN-THE-MONEY
                         ACQUIRED                 OPTIONS AT FY-END        OPTIONS AT FY-END(1)
                            ON       VALUE    ------------------------- -------------------------
      NAME               EXERCISE REALIZED(1) UNEXERCISABLE EXERCISABLE EXERCISABLE UNEXERCISABLE
      ----               -------- ----------- ------------- ----------- ----------- -------------
James M. Hurd...........    --          --       64,449       96,251     $354,800      $50,625
Curtis M. Stevens.......    --          --       43,824       21,376      743,348      204,702
Christopher N. King.....    --          --       54,762       64,438      353,159       27,891
E.L. Herman.............  7,812     $40,529       5,063       53,125            0        9,375

--------
(1) Amounts reflected are based upon the market value of the underlying securities at exercise date or fiscal year end, as appropriate, minus the exercise price.

TEN YEAR OPTION REPRICINGS

  The following table provides information regarding all repricings of stock options held by any executive officer of the Company since December 16, 1993, the date the Company became a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                NUMBER OF   MARKET                         LENGTH OF
                                SECURITIES PRICE OF  EXERCISE           ORIGINAL OPTION
                                UNDERLYING STOCK AT  PRICE AT    NEW     TERM REMAINING
                                 OPTIONS    TIME OF   TIME OF  EXERCISE    AT DATE OF
                          DATE   REPRICED  REPRICING REPRICING  PRICE      REPRICING
NAME                     ------ ---------- --------- --------- -------- ----------------
James M. Hurd........... 5/3/96   10,000    $14.125   $23.000  $14.125  8 yrs., 243 days
                         5/3/96   20,000     14.125    19.125   14.125  9 yrs., 243 days
Curtis M. Stevens....... 5/3/96    5,000     14.125    23.000   14.125  8 yrs., 243 days
                         5/3/96   15,000     14.125    19.125   14.125  9 yrs., 243 days
Christopher N. King..... 5/3/96    5,000     14.125    23.000   14.125  8 yrs., 243 days
                         5/3/96    5,000     14.125    19.125   14.125  9 yrs., 243 days
E.L. Herman............. 5/3/96    1,000     14.125    23.000   14.125  8 yrs., 243 days
                         5/3/96   15,000     14.125    19.125   14.125  9 yrs., 243 days
Graham Rothon........... 5/3/96    5,000     14.125    23.000   14.125  8 yrs., 243 days
                         5/3/96   10,000     14.125    19.125   14.125  9 yrs., 243 days

DIRECTOR COMPENSATION

  Nonemployee directors of the Company receive a $5,000 annual retainer plus $1,000 for attendance at each board meeting and $500 for attendance at each committee meeting that is not in conjunction with a board meeting. Under certain circumstances, the nonemployee directors of the company are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. Nonemployee members of the Board of Directors participate in the Company's 1993 Stock Option Plan for Nonemployee Directors (the "1993 Nonemployee Director Plan"), which was adopted to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain experienced and knowledgeable nonemployee directors and to encourage them to acquire an increased proprietary interest in the Company. Under the 1993 Nonemployee Director Plan, a 10,000 share stock option is granted to each new nonemployee director at the time such person is first elected or appointed to the Board. In addition, each nonemployee director receives a stock option annually after each annual meeting of shareholders. The size of each director's annual option grant is based on his or her level of service on the Board of Directors. Each nonemployee director receives an option to purchase 5,000 shares of Common Stock. An additional 2,000 share stock option is granted to the nonemployee director who is then serving as the Chairman of the Board of Directors. An additional 1,000 share stock option is granted to each nonemployee director who is then serving as chairman of a committee of the Board of Directors.

               COMPENSATION REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION COMMITTEE REPORT

  Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

EXECUTIVE COMPENSATION PHILOSOPHY

  The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers. The Omnibus Budget Reconciliation Act of 1993 added
Section 162(m) to the Code which limits to $1,000,000 the deductibility of compensation (including stock-based compensation) individually paid to a publicly-held company's chief executive officer and the four other most highly compensated executive officers. The Board of Directors and the Compensation Committee intend to take the necessary steps to conform the Company's executive compensation policies to comply with this limit on deductibility of executive compensation.

EXECUTIVE COMPENSATION COMPONENTS

  The key components of the Company's compensation program are base salary, quarterly and annual incentive awards and equity participation. These components are administered with the goals of providing total compensation that is competitive in the marketplace, rewarding successful financial performance and aligning executive officers' interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis and determines base salary and non-equity incentives for executive officers. The Committee approves all stock option grants.

  BASE SALARY. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Changes in base salaries to executive officers are based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 1996 were reasonable as compared to amounts paid by companies of similar size.

  PERFORMANCE INCENTIVE. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company earnings criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company's achievement of certain earnings criteria. For fiscal 1996, annual bonuses equal to 4-12% of base salaries were paid to executive officers based on the Company's achievement of such predetermined earnings criteria.

  STOCK OPTIONS. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years.

STOCK OPTION REPRICING

  In May 1996, the Compensation Committee authorized a reduction of the exercise price of all stock options granted to employees, including executive officers, which had an exercise price in excess of $15.00. The new exercise price for these options was fixed at $14.125, the market price of the Company's Common Stock at the time of the repricing. Stock options granted to employees under the Company's stock option plans are intended to provide incentives to the employees to work to achieve long term success for the Company. The decline in the market price of the Company's Common Stock since the date the options were granted frustrated the purpose of the options, and the Compensation Committee deemed it to be in the best interests of the Company to reduce the exercise price to the market price at the time of the repricing. None of the other terms of the repriced options, including the vesting period, were changed at the time of the repricing. See "Ten Year Option Repricings" table for further information concerning the option repricing.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

  Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by James M. Hurd, Chief Executive Officer of the Company, for services rendered in fiscal 1996. Mr. Hurd received a base salary of $208,000 for 1996. He also earned a $15,000 bonus. Mr. Hurd earned the bonus based upon achieving particular earnings performance goals specified in advance by the Compensation Committee. Mr. Hurd also received options to purchase 110,000 shares of the Company's Common Stock at the market price on the last trading day before the date of the grant, vesting over a four-year period. Of these shares granted, 30,000 were granted in connection with the stock option repricing.

COMPENSATION COMMITTEE:

Gregory H. Turnbull, Chairman
William D. Walker

                            STOCK PERFORMANCE GRAPH

  The following graph compares the monthly cumulative total returns for the Company, the Nasdaq Stock Market Index and an index of peer companies selected by the Company.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG PLANAR SYSTEMS, NASDAQ STOCK MARKET (US COMPANIES)
                        AND SELF-DETERMINED PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           PLANAR         NASDAQ STOCK    SELF-DETERMINED
(Fiscal Year Covered)        SYSTEMS        MARKET          PEER GROUP
-------------------          -------        ------------    ---------------
Measurement Pt-  12/16/93    $100           $100            $100
      12/30/93               $139           $102            $102
      03/31/94               $146           $ 97            $ 98
      06/30/94               $146           $ 89            $103
      09/30/94               $204           $ 96            $157
      12/30/94               $329           $ 94            $149
      03/31/95               $300           $ 99            $132
      06/30/95               $318           $110            $146
      09/29/95               $289           $112            $138
      12/30/95               $273           $120            $147
      03/31/96               $182           $127            $128
      06/30/96               $204           $138            $ 95
      09/27/96               $145           $137            $ 75


  The total cumulative return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company, the peer groups and the Nasdaq Stock Market index is based upon the stock price or index on December 16, 1993, the date of the Company's initial public offering.

  The above graph compares the performance of the Company with that of the Nasdaq Stock Market Index and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows:
In Focus Systems, Inc., Three Five Systems, Inc. and Kopin Corporation. The past performance of the Company's Common Stock is not an indication of future performance. There can be no assurance that the price of the Company's Common Stock will appreciate at any particular rate or at all in future years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

  Based solely on its review of the copies of such reports received by it with respect to fiscal 1996, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 1996.

             STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the ownership of the Common Stock as of December 9, 1996 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's nominees for election as director, (iv) each of the Company's named executive officers, and (v) all directors and executive officers as a group.

                                  SHARES OF COMMON STOCK PERCENT OF COMMON STOCK
NAME                              BENEFICIALLY OWNED (1)       OUTSTANDING
----                              ---------------------- -----------------------
Heikki T. Horstia...............          18,000                    *
James M. Hurd...................         248,351                   2.2%
Curtis M. Stevens...............          92,137                    *
Gregory H. Turnbull.............          24,204                    *
William D. Walker...............          40,000                    *
Steven E. Wynne.................           8,833                    *
E.L. Herman.....................          10,500                    *
Christopher N. King.............          83,950                    *
Jack Raiton.....................           1,000                    *
Graham Rothon...................          24,186                    *
Executive Officers and Directors
as a group (10 persons).........         551,161                   4.9%

--------
* less than one percent

(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from December 9, 1996 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of December 9, 1996 is as follows: Mr. Horstia -- 18,000; Mr. Hurd-- 75,075; Mr. Stevens -- 61,325; Mr. Turnbull -- 19,000; Mr. Walker -- 25,000; Mr. Wynne --
    8,333; Mr. Herman -- 10,500; Mr. King -- 12,700; Mr. Raiton -- 0; Mr.
    Rothon -- 24,186; and all directors and officers as a group -- 254,119. The table does not include shares subject to options that will be granted to Messrs. Horstia, Turnbull, Walker and Wynne under the 1993 Stock Option Plan for Nonemployee Directors immediately after the Annual Meeting.

                   APPROVAL OF THE 1996 STOCK INCENTIVE PLAN

  The Board of Directors is requesting that the Company's shareholders approve the Company's 1996 Stock Incentive Plan (the "1996 Plan"), which was adopted by the Board of Directors on November 1, 1996. The purposes of the 1996 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the employees and consultants of the Company and to promote the success of the Company's business. The following discussion is intended only as a summary of the material provisions of the 1996 Plan. Shareholders are encouraged to review the 1996 Plan, included herein as Exhibit A, in its entirety before voting on this proposal.

  The 1996 Plan provides for grants of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" which are not qualified for treatment under Section 422 of the Code, and for direct stock grants and sales to employees or consultants of the Company. A total of 1,200,000 shares of Common Stock have been reserved for issuance under the 1996 Plan upon the exercise of stock options which may be granted to employees, officers, directors and consultants of the Company. In connection with the adoption of the 1996 Plan, the Board terminated the Company's Amended and Restated 1983 Incentive Stock Option Plan (the "1983 Plan") and released 537,493 shares of Common Stock previously reserved for issuance under the 1983 Plan. As of December 9, 1996, approximately 561 persons were eligible to participate in the 1996 Plan. Because the officers and employees of the Company who may participate in the 1996 Plan and the amount of their options will be determined by the Compensation Committee in its discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers and employees. No employee may receive options under the 1996 Plan for more than 200,000 shares in any one fiscal year, except that options for up to an additional 200,000 shares may be granted in connection with a person's initial employment with the Company.

  The administration of the 1996 Plan has been delegated to the Compensation Committee of the Board of Directors (the "Committee"). In addition to determining who will be granted options, the Committee has the authority and discretion to determine when options will be granted and the number of options to be granted and whether the options will be incentive stock options or non-qualified stock options. Only "employees" of the Company as that term is defined in the Code will be entitled to receive Incentive Stock Options. See "Federal Income Tax Consequences" below. The Committee also may determine the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the instruments evidencing options granted under the Plan. The Committee also may construe the Plan and the provisions in the instruments evidencing options granted under the Plan to employee and officer participants and is empowered to make all other determinations deemed necessary or advisable for the administration of the Plan.

  The term of each option granted under the 1996 Plan will be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1996 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the three month period after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such person's total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. Except as otherwise provided by the Compensation Committee at the time an option is granted, no option granted under the 1996 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable at the date of death.

  The exercise price of incentive stock options granted under the 1996 Plan may not be less than the fair market value of a share of Common Stock on the last market trading day prior to the date of grant of the option.

For non-qualified stock options, the exercise price may be less than, equal to, or greater than the fair market value of the Common Stock on the date of grant, provided that the Compensation Committee must specifically determine that any option grant at an exercise price less than fair market value is in the best interests of the Company. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of Common Stock, such other consideration and method of payment permitted by applicable law or any combination of such methods of payment as permitted by the Compensation Committee. The Compensation Committee has the authority to reset the price of any stock option after the original grant and before exercise. In the event of stock dividends, splits, and similar capital changes, the 1996 Plan provides for appropriate adjustments in the number of shares available for option and the number and option prices of shares subject to outstanding options.

  In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with and into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation, unless the Committee provides all option holders with the right to immediately exercise all of their options, whether vested or unvested. In the event of a proposed dissolution or liquidation of the Company, outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In such a situation, the Committee is authorized to give option holders the right to immediately exercise all of their options, whether vested or unvested.

  The 1996 Plan will continue in effect until November 2006, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1996 Plan at any time. Amendments to the 1996 Plan must be approved by shareholders if required by applicable tax, securities or other law or regulation.

  The issuance of shares of Common Stock upon the exercise of options is subject to registration with the Securities and Exchange Commission of the shares reserved by the Company under the 1996 Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

  Incentive Stock Options. Certain options authorized to be granted under the 1996 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration or either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the proceeds of the sale of the shares exceeds the exercise price.

  Non-qualified Stock Options. Certain options authorized to be granted under the 1996 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1996 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable as a capital gain.

  Consequences to the Company. The Company recognizes no deduction at the time of grant or exercise of an incentive stock option. The Company will recognize a deduction at the time of exercise of a non-qualified stock option on the difference between the option price and the fair market value of the shares on the date of grant. The Company also will recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares underlying an incentive stock option.

BOARD RECOMMENDATION

  The Board of Directors unanimously recommends a vote FOR approval of the Company's 1996 Stock Incentive Plan. This proposal must be approved by the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting, and no options may be granted under the 1996 Plan if this proposal is not approved. Abstentions and broker non-votes are treated as "no" votes in determining whether the proposal is approved. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR APPROVAL OF THE 1996 STOCK INCENTIVE PLAN UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed KPMG Peat Marwick LLP to act as independent auditors for the Company for the fiscal year ending September 26, 1997, subject to ratification of such appointment by the Company's shareholders.

  Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick LLP to audit the books and accounts of the Company for the fiscal year ending September 26, 1997. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

  A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 1998 annual meeting of shareholders must be received by the Company not later than August 20, 1997, pursuant to the proxy soliciting regulations of the SEC. In addition, the Company's bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 1997 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                             COST OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, Allen Nelson & Co. Incorporated may solicit proxies at an approximate cost of $1,000 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Planar will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                            ADDITIONAL INFORMATION

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended September 27, 1996 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended September 27, 1996 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Jack Raiton, Planar Systems, Inc., 1400 N.W. Compton Drive, Beaverton, Oregon 97006.

                                          By Order of the Board of Directors

                                          /s/ James M. Hurd

                                          James M. Hurd
                                          President and Chief Executive
                                           Officer

Beaverton, Oregon
January 6, 1997

                                                                      EXHIBIT A
                             PLANAR SYSTEMS, INC.

                           1996 STOCK INCENTIVE PLAN

                            1. PURPOSES OF THE PLAN

  The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

  Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonqualified stock options," at the discretion of the Board and as reflected in the terms of the written option agreement. In addition, shares of the Company's Common Stock may be Sold hereunder independent of any Option grant.

                                2. DEFINITIONS

  As used herein, the following definitions shall apply:

    (a) "Administrator" shall mean the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4.(a) of the Plan.

    (b) "Board" shall mean the Board of Directors of the Company.

    (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (d) "Committee" shall mean a committee appointed by the Board in accordance with Section 4.(a) of the Plan.

    (e) "Common Stock" shall mean the Common Stock of the Company.

    (f) "Company" shall mean Planar Systems, Inc., an Oregon corporation.

    (g) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services and any Director of the Company whether compensated for such services or not.

    (h) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any sick leave, military leave, or any other leave of absence approved by the Company; provided, however, that for purposes of Incentive Stock Options, any such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute, provided, further, that on the ninety-first day of such leave (where re-employment is not guaranteed by contract or statute) the Optionee's Incentive Stock Option shall automatically convert to a Nonqualified Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

    (i) "Director" shall mean a member of the Board.

    (j) "Disability" shall mean total and permanent disability as defined in
  Section 22(e)(3) of the Code.

    (k) "Employee" shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary. Neither the payment of a director's fee by the Company nor service as a Director shall be sufficient to constitute "employment" by the Company.

    (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (m) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

    (n) "Nonqualified Stock Option" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

    (o) "Notice of Grant" shall mean a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

    (p) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (q) "Option" shall mean a stock option granted pursuant to the Plan.

    (r) "Option Agreement" shall mean a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (s) "Optioned Stock" shall mean the Common Stock subject to an Option.

    (t) "Optionee" shall mean an Employee or Consultant who receives an Option.

    (u) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (v) "Plan" shall mean this 1996 Stock Incentive Plan.

    (w) "Rule 16b-3" shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (x) "Sale" or "Sold" shall include, with respect to the sale of Shares under the Plan, the sale of Shares for consideration in the form of cash or notes, as well as a grant of Shares for consideration in the form of past or future services.

    (y) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

    (z) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                         3. STOCK SUBJECT TO THE PLAN

  Subject to the provisions of Section 11 of the of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is 1,200,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

  If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Option grants and/or Sales under the Plan; provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

                         4. ADMINISTRATIVE OF THE PLAN

  (a) Procedure.

  (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

  (ii) Administration With Respect to Directors and Officers Subject to
Section 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. With respect to persons subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

  (iii) Administration With Respect to Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted to satisfy the legal requirements relating to the administration of stock option plans under applicable corporate and securities laws and the Code. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

  (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

    (i) to grant Incentive Stock Options in accordance with Section 422 of the Code, or Nonqualified Stock Options;

    (ii) to authorize Sales of Shares of Common Stock hereunder;

    (iii) to determine, upon review of relevant information and in accordance with Section 8.(b) of the Plan, the fair market value of the Common Stock;

    (iv) to determine the exercise/purchase price per Share of Options to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with Section 8.(a) of the Plan;

    (v) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;

    (vi) to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold;

    (vii) to interpret the Plan;

    (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

    (ix) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

    (x) to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale;

    (xi) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option;

    (xii) to accelerate or defer (with the consent of the Optionee or purchaser of Shares) the vesting restrictions applicable to Shares Sold under the Plan or pursuant to Options granted under the Plan;

    (xiii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Sale of Shares previously granted or authorized by the Board;

    (xiv) to determine the restrictions on transfer, vesting restrictions, repurchase rights, or other restrictions applicable to Shares issued under the Plan;

    (xv) to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of Shares, but having an Option price per Share consistent with the provisions of Section 8 of this Plan as of the date of the new Option grant;

    (xvi) to establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, whether at the time of an Option grant or Sale of Shares, or thereafter;

    (xvii) to approve forms of agreement for use under the Plan;

    (xviii) to reduce the exercise price of any Option to the then current fair market value if the fair market value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

    (xix) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock; and

    (xx) to make all other determinations deemed necessary or advisable for the administration of the Plan.

  (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options granted under the Plan or Shares Sold under the Plan.

                                5. ELIGIBILITY

  (a) Persons Eligible. Options may be granted and/or Shares Sold only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Sold Shares may, if he or she is otherwise eligible, be granted an additional Option or Options or Sold additional Shares.

  (b) ISO Limitation. To the extent that the aggregate fair market value: (i) of Shares subject to an Optionee's Incentive Stock Options granted by the Company, any Parent or Subsidiary, which (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

  (c) Section 5.(b) Limitations. Section 5.(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an Option Agreement which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5.(b) of the Plan shall not apply to any Option evidenced by a Option Agreement which sets forth the intention of the Company and the Optionee that such Option shall be a Nonqualified Stock Option.

  (d) No Right to Continued Employment. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

  (e) Other Limitations. The following limitations shall apply to grants of Options to Employees:

    (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares.

    (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 200,000 Shares which shall not count against the limit set forth in subsection (i) above.

    (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
  Section 11.

    (iv) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the canceled Option shall be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

                                6. TERM OF PLAN

  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in
Section 17 of the Plan. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 13 of the Plan.

                               7. TERM OF OPTION

  The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Notice of Grant.

                 8. EXERCISE/PURCHASE PRICE AND CONSIDERATION

  (a) Exercise/Purchase Price. The per-Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or a Sale shall be such price as is determined by the Administrator, but shall be subject to the following:

    (i) In the case of an Incentive Stock Option

      (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant.

      (B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

    (ii) In the case of a Nonqualified Stock Option or Sale, the per Share exercise/purchase price shall be determined by the Administrator.

    (iii) Any determination to establish an Option exercise price or effect a Sale of Common Stock at less than fair market value on the date of the Option grant or authorization of Sale shall be accompanied by an express finding by the Administrator specifying that the sale is in the best interest of the Company, and specifying both the fair market value and the Option exercise price or Sale price of the Common Stock.

  (b) Fair Market Value. The fair market value per Share shall be determined by the Administrator in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock (or the closing bid if no sales were reported) for the last market trading day prior to the date of grant of the Option or authorization of Sale or other determination, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange for the last market trading day prior to the date of grant of the Option or authorization of Sale or other determination, as reported in The Wall Street Journal.

  (c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Administrator. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of:

    (i) cash;

    (ii) check;

    (iii) transfer to the Company of Shares which

      (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and

      (B) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares to be acquired;

    (iv) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;

    (v) delivery of instructions to the Company to withhold from the Shares that would otherwise be issued on the exercise that number of Shares having a fair market value at the time of such exercise equal to the Option exercise price;

    (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by legal requirements relating to the administration of stock option plans and issuances of capital stock under applicable corporate and securities laws and the Code; or

    (vii) any combination of the foregoing methods of payment.

  If the fair market value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check. Notwithstanding the foregoing provisions of this Section 8.(c), the consideration for Shares to be issued pursuant to a Sale may not include, in whole or in part, the consideration set forth in subsections (iii), (iv) or (v) above.

                             9. EXERCISE OF OPTION

  (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

  An Option may not be exercised for a fraction of a Share.

  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under the Option Agreement and
Section 8.(c) of the Plan. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. An Optionee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Administrator. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock represented by such stock certificate, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

  (b) Termination of Employment or Consulting Relationship. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed three (3) months from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option with the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

  (c) Disability of Optionee. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

  (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the

Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

  (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

  (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

  10. Nontransferability of Options. Except as otherwise specifically provided in the Option Agreement, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or, if incapacitated, by his or her legal guardian or legal representative.

  11. Adjustments Upon Changes in Capitalization or Merger.

  (a) Changes in Capitalization: Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or Sales made or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each outstanding Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

  (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Administrator may specify in the notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the Optionee, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

  12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

  13. Amendment and Termination of the Plan.

  (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

  (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

  (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

  14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or a Sale unless the exercise of such Option or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  16. Liability of Company.

  (a) Inability to Obtain Authority. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

  As a condition to the exercise of an Option or a Sale, the Company may require the person exercising such Option or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

  (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan.

  17. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             PLANAR SYSTEMS, INC.

 The undersigned shareholder of Planar Systems, Inc., an Oregon corporation (the "Company"), hereby appoints Curtis M. Stevens and Gregory H. Turnbull, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 3:00 p.m. on Thursday, February 13, 1997 at the Courtyard by Marriott - Hillsboro, 3050 Stucki Place, Hillsboro, Oregon, and any adjournments or postponements thereof upon the following matters.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                   Please mark
                                                              [X]  your votes as
                                                                   indicated in
                                                                   this example
1. Election of two directors for a three-year term.

                                          WITHHOLD
                                          AUTHORITY
                                       TO VOTE FOR ALL
                              FOR      NOMINEES LISTED
                              [ ]           [ ]
   Heikki Horstia and
   James M. Hurd

INSTRUCTION: To withhold authority to vote for any nominee write that nominee's name(s) in this space:

-------------------------------------------------------------------------------

2. Approval of the 1996 Stock Incentive Plan.

                     FOR          AGAINST          ABSTAIN
                     [ ]            [ ]              [ ]

3. Ratification of appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending September 26, 1997.

                     FOR          AGAINST          ABSTAIN
                     [ ]            [ ]              [ ]

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

   PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS
   PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

   Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

   If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.


   ----------------------------------     ----------------------------------
        Typed or Printed name(s)

   ----------------------------------     ----------------------------------
          Authorized Signature            [ ] Please check this box if you
                                          plan to attend the Annual Meeting.

   ----------------------------------
    Title or authority, if applicable

   ----------------------------------
                 Date


   Signature                              Date
             ------------------------          -----------------------------
   NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                             FOLD AND DETACH HERE